Exhibit 99.1
For Immediate Release
May 6, 2010
Brooks Automation Reports Second Quarter Financial Results
Chelmsford, Massachusetts May 6, 2010 — Brooks Automation, Inc. (Nasdaq: BRKS) announced financial results for the Company’s second quarter of fiscal year 2010 ended on March 31, 2010.
Revenues for the second quarter of 2010 were $148.4 million, compared to revenues of $37.3 million in the second quarter of 2009, an increase of 297.7%. Sequentially, revenues grew 39.7% from first quarter revenues of $106.2 million.
Net income attributable to Brooks Automation, Inc. (“Brooks”) for the second quarter of fiscal 2010 amounted to $21.0 million, or $0.33 per diluted share. Excluding non-recurring income and special charges the non-GAAP adjusted net income attributable to Brooks for the second quarter of fiscal 2010 was $10.1 million, or $0.16 per diluted share. Non-recurring income during the quarter was a $7.5 million after tax gain from the sale of intellectual property rights and a $3.9 million tax credit from the application of favorable loss carry back provisions introduced by the Worker, Home Ownership and Business Assistance Act. Special charges taken during the quarter were $0.5 million of residual restructuring charges related to past restructuring plans.
The fiscal 2010 second quarter results compare with a net loss attributable to Brooks of $152.5 million, or $2.43 per diluted share in the second quarter of the prior year. Sequentially, the net loss attributable to Brooks was $(2.8) million or $(0.04) per diluted share in the first quarter of 2010. Excluding special charges, the adjusted net loss attributable to Brooks for the second quarter of the prior year was $(36.2) million, or $(0.58) per diluted share. Sequentially, the adjusted net loss for the first quarter, excluding special charges, was $(1.1) million or $(0.02) per diluted share. Special charges are identified in the table included with this release.
Adjusted Earnings (Loss) before Interest, Tax, Depreciation and Amortization for the second quarter of fiscal 2010 was $17.3 million, which compared to ($26.7) million in the prior year period and $5.6 million in the first quarter of fiscal 2010. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows included in this release.
Net cash provided by operating activities for the first half of fiscal 2010 was $9.3 million, which together with proceeds from the sale of intellectual property rights of $7.8 million resulted in an increase of total cash and marketable securities to $125.8 million.
— more —

Brooks Automation Reports Second Quarter Financial Results
page two
Revenues for the six months ended March 31, 2010 were $254.6 million, a 129.9% increase from $110.7 million for the same prior fiscal year period. Net income attributable to Brooks for the current fiscal year to date was $18.2 million, as compared to the prior year period’s net loss of $187.6 million. Excluding non-recurring income and special charges, the adjusted income (loss) from operations was $9.0 million or $0.14 per diluted share in the first half of fiscal 2010 as compared to $(66.0) million or $(1.05) per diluted share in the same prior fiscal year period. Non-recurring income and special charges are identified in the unaudited financial information included in this release.
Commenting on recent activities, Robert J. Lepofsky, Chief Executive Officer of Brooks stated, “Strong demand from our major semiconductor OEM customers drove revenue up 40% sequentially over the December quarter with good profitability. Looking forward, we see solid margin expansion on modest sequential revenue gains in the June quarter and we expect revenue momentum to again accelerate later in the year.”
Mr. Lepofsky added, “In addition to managing the production ramp associated with the 238% increase in revenues we saw over the past nine months, the Company maintained its focus on key strategic initiatives. During the March quarter we continued to have numerous favorable engagements that we believe will drive future business in adjacent markets as well as our core semiconductor business. We have expanded our work with leading LED equipment OEM’s and the launch of our Simplicity Solutions instrumentation product line has generated significant market interest. Finally, our capability to successfully execute an accelerating growth plan has been enhanced with key additions to our team including the recruitment of Steve Schwartz as the new President of Brooks.”
Brooks management will webcast its second quarter earnings conference today at 4:30 p.m. Eastern Time to discuss the attached quarterly results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.
Analysts, investors and members of the media can access the live broadcast available on Brooks’ website at www.brooks.com. The call will be archived on this website for convenient on-demand replay.
# # #
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries. Our products and services are meeting the needs of customers across a broad spectrum of applications and industries and the global semiconductor manufacturing sector is our largest served market. When demanding productivity and availability objectives are essential factors for success, customers throughout the world turn to Brooks Automation, Inc. For more information go to www.brooks.com or email sales@brooks.com.

Brooks Automation Reports Second Quarter Financial Results
page three
“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our profit and loss and cash flow expectations, our ability to deveop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, the impact of global health concerns, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
Contact:
Barbara Culhane
Corporate Marketing Manager
Brooks Automation, Inc.
978-262-2400
www.brooks.com

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	March 31,	September 30,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$48,621	$59,985
Marketable securities	35,804	28,046
Accounts receivable, net	67,584	38,428
Inventories, net	103,528	84,738
Prepaid expenses and other current assets	13,939	9,992

Total current assets	269,476	221,189
Property, plant and equipment, net	68,420	74,793
Long-term marketable securities	41,335	22,490
Goodwill	48,138	48,138
Intangible assets, net	13,063	14,081
Equity investment in joint ventures	28,962	29,470
Other assets	2,613	3,161

Total assets	$472,007	$413,322

Liabilities and equity
Current liabilities
Accounts payable	$66,721	$26,360
Deferred revenue	3,917	2,916
Accrued warranty and retrofit costs	7,122	5,698
Accrued compensation and benefits	11,232	14,317
Accrued restructuring costs	4,434	5,642
Accrued income taxes payable	2,197	2,686
Accrued expenses and other current liabilities	10,753	12,870

Total current liabilities	106,376	70,489
Accrued long-term restructuring	1,344	2,019
Income taxes payable	11,097	10,755
Long-term pension liability	8,249	7,913
Other long-term liabilities	2,630	2,523

Total liabilities	129,696	93,699

Contingencies
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 78,453,069 shares issued and 64,991,200 shares outstanding at March 31, 2010, 77,883,173 shares issued and 64,421,304 shares outstanding at September 30, 2009	785	779
Additional paid-in capital	1,799,781	1,795,619
Accumulated other comprehensive income	16,766	16,318
Treasury stock at cost, 13,461,869 shares at March 31, 2010 and September 30, 2009	(200,956)	(200,956)
Accumulated deficit	(1,274,397)	(1,292,631)

Total Brooks Automation, Inc. stockholders’ equity	341,979	319,129
Noncontrolling interest in subsidiaries	332	494

Total equity	342,311	319,623

Total liabilities and equity	$472,007	$413,322

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended		Six months ended
	March 31,		March 31,
	2010	2009	2010	2009
Revenues
Product	$133,389	$25,883	$224,910	$84,969
Services	14,964	11,416	29,640	25,776

Total revenues	148,353	37,299	254,550	110,745

Cost of revenues
Product	97,271	31,909	164,516	85,778
Services	12,132	12,670	24,838	25,859
Impairment of long-lived assets	—	20,516	—	20,516

Total cost of revenues	109,403	65,095	189,354	132,153

Gross profit (loss)	38,950	(27,796)	65,196	(21,408)

Operating expenses
Research and development	7,677	7,666	15,218	16,943
Selling, general and administrative	20,842	25,207	39,821	52,841
Impairment of goodwill	—	71,800	—	71,800
Impairment of long-lived assets	—	14,588	—	14,588
Restructuring charges	484	5,861	2,006	9,966

Total operating expenses	29,003	125,122	57,045	166,138

Operating income (loss)	9,947	(152,918)	8,151	(187,546)
Interest income	265	646	593	1,543
Interest expense	11	72	27	198
Sale of intellectual property rights	7,840	—	7,840	—
Loss on investment	—	—	191	1,185
Other expense, net	91	111	288	149

Income (loss) before income taxes and equity in earnings (losses) of joint ventures	17,950	(152,455)	16,078	(187,535)
Income tax provision (benefit)	(2,819)	189	(2,184)	580

Income (loss) before equity in earnings (losses) of joint ventures	20,769	(152,644)	18,262	(188,115)
Equity in earnings (losses) of joint ventures	179	11	(191)	312

Net income (loss)	$20,948	$(152,633)	$18,071	$(187,803)
Add: Net loss attributable to noncontrolling interests	81	90	163	177

Net income (loss) attributable to Brooks Automation, Inc.	$21,029	$(152,543)	$18,234	$(187,626)

Basic net income (loss) per share attributable to Brooks Automation, Inc. common stockholders	$0.33	$(2.43)	$0.29	$(2.99)

Diluted net income (loss) per share attributable to Brooks Automation, Inc. common stockholders	$0.33	$(2.43)	$0.28	$(2.99)

Shares used in computing earnings (loss) per share
Basic	63,679	62,844	63,535	62,747
Diluted	64,196	62,844	64,042	62,747

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six months ended
	March 31,
	2010	2009
Cash flows from operating activities
Net income (loss)	$18,071	$(187,803)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,460	16,324
Impairment of goodwill	—	71,800
Impairment of long-lived assets	—	35,104
Sale of intellectual property rights	(7,840)	—
Stock-based compensation	3,561	3,394
Amortization of premium on marketable securities	368	19
Undistributed (earnings) losses of joint ventures	191	(312)
(Gain) loss on disposal of long-lived assets	(4)	70
Loss on investment	191	1,185
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	(29,258)	40,688
Inventories	(19,653)	6,522
Prepaid expenses and other current assets	(4,132)	4,254
Accounts payable	40,424	(21,109)
Deferred revenue	1,062	(1,151)
Accrued warranty and retrofit costs	1,414	(1,502)
Accrued compensation and benefits	(2,972)	(3,486)
Accrued restructuring costs	(1,857)	1,898
Accrued expenses and other	235	(2,820)

Net cash provided by (used in) operating activities	9,261	(36,925)

Cash flows from investing activities
Purchases of property, plant and equipment	(1,163)	(9.091)
Purchases of marketable securities	(70,872)	(50,539)
Sale/maturity of marketable securities	43,757	36,735
Proceeds from the sale of intellectual property rights	7,840	—
Purchase of intangible assets	(892)	—
Other	243	—

Net cash used in investing activities	(21,087)	(22,895)

Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	590	675

Net cash provided by financing activities	590	675

Effects of exchange rate changes on cash and cash equivalents	(128)	(1,967)

Net decrease in cash and cash equivalents	(11,364)	(61,112)
Cash and cash equivalents, beginning of period	59,985	110,269

Cash and cash equivalents, end of period	$48,621	$49,157

Brooks Automation, Inc. ♦ 15 Elizabeth Drive ♦ Chelmsford, Massachusetts 01824 ♦ (978)262-2400 ♦ www.brooks.com

BROOKS AUTOMATION, INC.
Supplemental Information
(In thousands, except per share data)
(unaudited)
Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.
The press release includes financial measures which exclude the effects of non-recurring income and charges such as the sale of intellectual property rights, one-time tax refunds, non-cash impairment charges, restructuring charges and gains or losses on investments. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income (loss) and diluted earnings (loss) per share from continuing operations is presented below:
Brooks Automation, Inc. ♦ 15 Elizabeth Drive ♦ Chelmsford, Massachusetts 01824 ♦ (978)262-2400 ♦ www.brooks.com

	Quarter ended
	March 31, 2010		December 31, 2009		March 31, 2009
	$	per share	$	per share	$	per share
Net income (loss) attributable to Brooks Automation, Inc.	$21,029	$0.33	$(2,795)	$(0.04)	$(152,543)	$(2.43)

Impairment charges — cost of revenues	—	—	—	—	20,516	0.33
Impairment charges — operating expense	—	—	—	—	86,388	1.37
Restructuring charges	484	0.01	1,522	0.02	5,861	0.09
Restructuring related inventory charges	—	—	—	—	3,612	0.06
Loss on investment	—	—	191	0.00	—	—
One-time income tax benefit	(3,899)	(0.06)
Sale of intellectual property rights, net of tax	(7,519)	$(0.12)

Adjusted net income (loss) attributable to Brooks Automation, Inc.	10,095	0.16	(1,082)	(0.02)	(36,166)	(0.58)

Stock-based compensation	2,044	0.03	1,517	$0.02	1,870	0.03

Adjusted net income (loss) attributable to Brooks Automation, Inc. - excluding stock-based compensation	$12,139	$0.19	$435	$0.01	$(34,296)	$(0.55)

	Six Months Ended
	March 31, 2010		March 31, 2009
	$	per share	$	per share
Net income (loss) attributable to Brooks Automation, Inc.	$18,234	$0.28	$(187,626)	$(2.99)

Impairment charges — cost of revenues	—	—	20,516	0.33
Impairment charges — operating expense	—	—	86,388	1.38
Restructuring charges	2,006	0.03	9,966	0.16
Restructuring related inventory charges	—	—	3,612	0.06
Loss on investment	191	0.00	1,185	0.02
One-time income tax benefit	(3,899)	(0.06)	—	—
Sale of intellectual property rights, net of tax	(7,519)	(0.12)	—	—

Adjusted net income (loss) attributable to Brooks Automation, Inc.	$9,013	0.14	$(65,959)	(1.05)

Stock-based compensation	3,561	0.06	3,394	0.05

Adjusted net income (loss) attributable to Brooks Automation, Inc. - excluding stock-based compensation	$12,574	$0.20	$(62,565)	$(1.00)

	Quarter ended			Six months ended
	Mar 31,	Dec 31,	Mar 31,	Mar 31,	Mar 31,
	2010	2009	2009	2010	2009
Net income (loss) attributable to Brooks Automation, Inc.	$21,029	$(2,795)	$(152,543)	18,234	(187,626)

Less: Interest income	(265)	(328)	(646)	(593)	(1,543)
Add: Interest expense	11	16	72	27	198
Add: Income tax provision (benefit)	(2,819)	635	189	(2,184)	580
Add: Depreciation	3,701	3,846	3,620	7,547	7,776
Add: Amortization of completed technology	472	457	2,331	929	4,662
Add: Amortization of acquired intangible assets	493	491	1,993	984	3,886
Add: Stock-based compensation	2,044	1,517	1,870	3,561	3,394
Add: Restructuring related inventory charges	—	—	3,612	—	3,612
Add: Impairment charges — cost of revenues	—	—	20,516	—	20,516
Add: Impairment charges — operating expense	—	—	86,388	—	86,388
Add: Restructuring charges	484	1,522	5,861	2,006	9,966
Add: Loss on investment	—	191	—	191	1,185
Sale of intellectual property rights, pre-tax	(7,840)	—	—	(7,840)	—

Adjusted EBITDA	$17,310	$5,552	$(26,737)	$22,862	$(47,006)

Brooks Automation, Inc. w 15 Elizabeth Drive w Chelmsford, Massachusetts 01824 w (978)262-2400 w www.brooks.com.